Exhibit 99.1

Designated Filer:	Insight Holdings Group, LLC
Issuer & Ticker Symbol:	Alteryx, Inc. [AYX]
Date of Event Requiring Statement:	May 7, 2019

EXPLANATION OF RESPONSES

(1) Each share of Class B Common Stock of Alteryx, Inc. (the “Issuer”) is convertible, at any time at the option of the holder, into one (1) share of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”). On May 7, 2019, IVP VIII converted 735,495 shares of Class B Common Stock into 735,495 shares of Class A Common Stock, IVP Cayman VIII converted 190,251 shares of Class B Common Stock into 190,251 shares of Class A Common Stock, IVP Delaware VIII converted 233,276 shares of Class B Common Stock into 233,276 shares of Class A Common Stock and IVP VIII Co-Investors converted 26,249 shares of Class B Common Stock into 26,249 shares of Class A Common Stock, IVP Coinvestment III converted 687,622 shares of Class B Common Stock into 687,622 shares of Class A Common Stock and IVP Coinvestment Delaware III converted 497,652 shares of Class B Common Stock into 497,652 shares of Class A Common Stock. Following the conversion described herein, the Insight Funds collectively hold 0 shares of Class B Common Stock.  The shares of Class A Common Stock and Class B Common Stock have no expiration date.

(2) Effective May 7, 2019, the Insight Funds (as defined below) distributed an aggregate of 3,045,545 shares of Class A Common Stock of the Issuer to their partners on a pro rata basis in accordance with their respective ownership interests as determined in accordance with the applicable limited partnership agreements of such entities, with no consideration being paid in connection therewith (the “Initial Distribution”).

In connection with the Initial Distribution, Insight Venture Associates VIII, L.P. (“IVA VIII”), the general partner of each of the Insight VIII Funds (as defined below), acquired direct ownership of 224,112 shares of Class A Common Stock of the Issuer (the “Insight VIII Funds Distribution”). On May 7, 2019, IVA VIII distributed 224,112 shares of Class A Common Stock of the Issuer pro rata to its partners in accordance with their respective ownership interests as determined in accordance with the limited partnership agreement of IVA VIII (the “IVA VIII Distribution”). In accordance with the limited partnership agreement of IVA VIII, 39,009 shares of Class A Common Stock of the Issuer were distributed to IVP (Venice), L.P., (“IVP Venice”), an entity controlled by Insight Venture Holdings, LLC. The respective partners of the Insight Funds and IVA VIII, including IVP Venice, did not furnish any consideration in exchange for shares received in connection with the Distribution.

In connection with the Initial Distribution, Insight Venture Associates Coinvestment III, L.P. (“IVA Coinvestment III”), the general partner of the Coinvestment III Funds (as defined below) acquired direct ownership of 298,971 shares of Class A Common Stock of the Issuer. On May 7, 2019, IVA Coinvestment III distributed 298,971 shares of Class A Common Stock of the Issuer, pro rata to its partners in accordance with their respective ownership interests as determined in accordance with the limited partnership agreement of IVA Coinvestment III.

(3) The reporting person is a member of the board of managers of Insight Holdings Group, LLC (“Insight Holdings”). Insight Holdings is the sole shareholder of Insight Venture Associates VIII, Ltd., or IVA Ltd. IVA Ltd is the general partner of Insight Venture Associates VIII, L.P., or IVA LP, which is the general partner of Insight Venture Partners VIII, L.P., (“IVP VIII”) Insight Venture Partners (Cayman) VIII, L.P., (“IVP Cayman VIII”) Insight Venture Partners (Delaware) VIII, L.P., (“IVP Delaware VIII”) and Insight Venture Partners VIII (Co-Investors), L.P., (“IVP VIII Co-Investors”) or collectively, the Insight VIII Funds. Insight Holdings is also the sole shareholder of Insight Venture Associates Coinvestment III, Ltd., or IVAC Ltd. IVAC Ltd. is general partner of Insight Venture Associates Coinvestment III, L.P., or IVAC. IVAC is the general partner of Insight Venture Partners Coinvestment Fund III, L.P. (“IVP Coinvestment III”) and Insight Venture Partners Coinvestment Fund (Delaware) III, L.P., (“IVP Coinvestment Delaware III”) or collectively, the Coinvest III Funds and, together with the Insight VIII Funds, the Insight Funds. In addition, Holdings is the sole shareholder of Insight Venture Associates X, Ltd., which is the manager of IVP GP (Venice), LLC, which in turn is the general partner of IVP (Venice), L.P. (“IVP Venice”).  As a member of the board of managers of Insight Holdings, the reporting person may be deemed to indirectly beneficially own such shares. The reporting person disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any.

(4) Following the Initial Distribution, the Insight Funds collectively hold 0 shares of Class A Common Stock of the Issuer reported as indirectly owned by the reporting person. Following the Initial Distribution, IVP Venice holds 138,116 shares of Class A Common Stock of the Issuer reported as indirectly owned by the reporting person.  See footnote (2) above for a description of the relationship between the reporting person and the Insight Funds, IVP Venice and IVA LP.

(5) All shares of common stock of the Issuer indicated as indirectly owned by the reporting person are included herein because the reporting person shares voting and dispositive control of the shares held of record by the Insight Funds as a member of the board of managers of Insight Holdings and has an indirect pecuniary interest in the shares of the issuer held of record by the Insight Funds. The reporting person disclaims beneficial ownership of all shares of common stock of the Issuer attributable to the Insight Funds except to the extent of his pecuniary interest therein.

(6) Following the Initial Distribution and subsequent distributions described herein, 13,139 shares of Class A Common Stock of the Issuer are owned by JPH DE Trust Holdings LLC, 45,928 shares of Class A Common Stock of the Issuer are owned by JPH Fund VIII LLC and 431,122 shares of Class A Common Stock of the Issuer are owned by JPH Private Investments LLC. The reporting person controls each of JPH DE Trust Holdings LLC, JPH Fund VIII LLC and JPH Private Investments LLC. By reason of the provisions of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, the reporting person may be deemed to be the beneficial owner of the securities owned by each of JPH De Trust Holdings LLC, JPH Fund VIII LLC and JPH Private Investments LLC. The remaining shares of Class A Common Stock are owned by the Insight Funds, IVAC and IVA LP as set forth in footnote (3). Footnote (4) is herein incorporated by reference.

(7) Represents an annual award of restricted stock units (“RSUs”) to the non-employee directors (the “Annual Award”) of the Issuer.